UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): June 20, 2007 (June 20, 2007)

                           U.S. PHYSICAL THERAPY, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                       1-11151                  76-0364866
--------------------------------         -------             -------------------
(State or other jurisdiction of     (Commission File           (I.R.S. Employer
 incorporation or organization)          Number)             Identification No.)


1300 West Sam Houston Parkway South, Suite 300, Houston, Texas          77042
--------------------------------------------------------------        ----------
      (Address of Principal Executive Offices)                        (Zip Code)

       Registrant's telephone number, including area code: (713) 297-7000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17
    CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On June 20, 2007, the Compensation Committee of the Board of Directors (the "Compensation Committee") of U S Physical Therapy, Inc. (the "Company") approved and adopted the USPH Executive Long-Term Incentive Plan 2007-09 ("LTIP") under which cash-based awards may be awarded to the Company's executive management including the chief executive officer, chief financial officer and chief operating officer upon satisfaction of certain performance criteria established by the Compensation Committee. The LTIP is included as Exhibit 10.1 hereto and incorporated herein by reference. The discussions set forth below are qualified in their entirety by reference to such Exhibit 10.1.

Incentive and Reward for Stockholder Return Based upon Stock Price Appreciation

     Cash awards are paid to the chief executive officer ("CEO"), chief financial officer ("CFO") and chief operating officer ("COO") in accordance with the LTIP. A cash award will be paid to each of the CEO, CFO and COO in early 2010, if at all, for every 1% the weighted average trading price per share of Company Common Stock for the second half of calendar year 2009 exceeds $15.63 (the "Target Price"). The Target Price represents 6% annual compound appreciation for three years over the $13.12 average trading price of the Company's Common Stock for the second half of calendar year 2006. The cash awards will be equal to $18,000 for the CEO, $17,300 for the CFO and $9,600 for the COO, for each 1% increase in the trading price of the Company's Common Stock over the Target Price. The per share price calculation will be adjusted for any cash or stock dividends, stock splits/combinations or recapitalizations.

     In the case of Change in Control (as defined in the Company's 2003 Incentive Stock Plan) that occurs prior to January 1, 2010, the calculation of the LTIP cash award will be made as though the closing price for the next-to-last day of trading of the Company's Common Stock prior to such Change in Control was the weighted average trading price per share for the second half of 2009, and the Target Price will be recalculated assuming 6% annual compound appreciation through the date of the Change in Control. The LTIP cash award would be payable at the time of the Change in Control and the LTIP will then cease to be in effect.

     If any participating executive's employment with the Company is terminated for any reason (other than in connection with a Change in Control as discussed above) prior to January 1, 2010, such executive will not be eligible for any LTIP cash award based on the weighted average trading price performance criteria described above

     Maximum cash awards under the LTIP depending on the weighted average trading price per share of Company Common Stock achieved for the second half of calendar year 2009 are $1,458,000 for the CEO, $1,401,300 for the CFO and $777,600 for the COO. This maximum cash award will only be achieved (absent a Change in Control) if the weighted average trading price per share of Company Common Stock for the second half of calendar year 2009 exceeds $26.24 which equals a 100% or more appreciation in the stock price as compared to the $13.12 average trading price of the Company's Common Stock for the second half of calendar year 2006.

Incentive and Reward for Growth in Diluted Earnings per Share

     An objective under the LTIP is to grow the diluted earnings per share of the Company by more than 12.5% per annum during each of the years 2007, 2008 and 2009.

     The CEO, CFO and COO each have the opportunity to earn cash awards for achieving the objective during each year of the LTIP. The maximum amount of cash incentive that can be earned over the three year measurement period of the LTIP is as stated below:

             CEO    $750,000
             CFO    $720,000
             COO    $375,000

     Using diluted earnings per share of the Company from continuing operations of $0.70 for 2006 as a baseline, if the comparable diluted earnings per share of the Company for 2007 is greater than $0.70 by 12.5% ($.7875) or more, each of the CEO, CFO and COO will be entitled to a cash award under the LTIP ("Performance Award") equal to one-sixth (16.67%) of the executive's total maximum incentive. In addition, one-sixth (16.67%) of the executive's total maximum incentive will be placed in the "Deferred Performance Awards" category. The diluted earnings per share of the Company for 2007 then becomes the "base" for the 2008 calculation, and so on. Upon achievement of the 12.5% target percentage in any given year during the three-year period, each executive will be entitled to Performance Award equal to one-sixth (16.67%) of the executive's total maximum incentive and another one-sixth (16.67%) of the executive's total maximum incentive will be placed in the "Deferred Performance Awards" category. Performance Awards will vest on January 1 following the fiscal year for which they are awarded and will be paid in cash within 30 days after the diluted earnings per share of the Company is determined for 2007, 2008 and 2009, as applicable. All Deferred Performance Awards will be vested on January 1, 2010 and will be paid in cash within 30 days after the diluted earnings per share of the Company is determined for fiscal year 2009.

     In any year that growth in diluted earnings per share of the Company is less than 12.5% from the prior year base, no Performance Awards will be earned by the executives. However, to the extent that growth in diluted earnings per share of the Company during the 3-year period of the LTIP is 42% or greater, all the Performance Awards and Deferred Performance Awards available during such 3-year period shall be considered to have been earned.

     In computing achievement of the performance criteria, if for any year during the testing period the diluted earnings per share is less than the prior year, the "base" for the following year will not be adjusted. Diluted earnings per share will be based on the Company's annual audited financial statements subject to consistent accounting principals being applied from year to year, and thus, the calculation may be adjusted consistent with changes in accounting rules or policies. In addition, the Compensation Committee may elect to exclude extraordinary, unusual or non-recurring items of gain or loss in a particular year from reported diluted earnings per share for that year for purposes of the calculations above.

     In the case of Change in Control (as defined in the Company's 2003 Incentive Stock Plan) that occurs prior to prior to January 1, 2010, a cash payment will automatically be made to each executive immediately prior to such Change in Control equal to (i) the amounts set forth in the table below:

             Fiscal
          Quarter in
           Which CIC
             Occurs           CEO                 CFO                 COO
                            --------            --------            --------

               Q1            $62,500             $60,000             $31,250
               Q2           $125,000            $120,000             $62,500
               Q3           $187,500            $180,000             $93,750
               Q4           $250,000            $240,000            $125,000

plus (ii) any Deferred Performance Awards applicable to each executive. Such cash payments will be due and payable at the time of and as an integral part of the Change in Control transaction and the LTIP will then cease to be in effect.

     If any participating executive's full-time employment with the Company is terminated for any reason (other than in connection with a Change in Control as discussed above) prior to January 1, 2010, the executive will not be entitled to any LTIP cash compensation under the earnings per share growth criteria for the fiscal year in which such termination occurs or for any future years. In addition, all Deferred Performance Awards will be forfeited unless the termination is due to (i) the executive's death or "disability" (as defined in the Company's 2003 Stock Incentive Plan), or (ii) precipitated by the Company without "cause" (as defined in the Company's 2003 Stock Incentive Plan), in which case all Deferred Performance Awards will be paid in a cash at the effective date of termination.

Administration

     Except for Change in Control payments that are to be automatically paid as provided above, no cash awards can be paid until the Compensation Committee certifies in a written resolution approved by a majority of its members the amount of cash compensation to be paid pursuant to the specific terms of the LTIP. The Compensation Committee will meet on a timely basis for the purpose of such determinations.

     The Compensation Committee retains the right to decide all matters of interpretation with respect to the LTIP as well as the right to clarify or redefine (for purposes of clarity), prospectively or retroactively, any and all terms of this LTIP by a majority vote of its members. Decisions of the Compensation Committee are final and binding.

     The LTIP and all amounts payable thereunder are intended to be exempt from the definition of deferred compensation under Section 409A of the Internal Revenue.

Item 9.01 Financial Statements and Exhibits.

(a)  None.

(b)  None.

(c)  None.

(d)  Exhibits

Exhibit No.                             Description
-----------               ---------------------------------------
10.1                      USPH Executive Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          U.S. PHYSICAL THERAPY, INC.


Dated: June 20, 2007                      By:     /s/ LAWRANCE W. MCAFEE
                                                  ----------------------
                                                    Lawrance W. McAfee
                                                  Chief Financial Officer
                                          (duly authorized officer and principal
                                             financial and accounting officer)